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                                                                    EXHIBIT 77C

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA PORTFOLIO BUILDER MODERATE AGGRESSIVE FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Capital Allocation Moderate Aggressive (the "Acquiring Fund") in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on dollar interest in the Fund as of the record date for the Meeting.

             VOTES FOR   VOTES AGAINST ABSTENTIONS BROKER NON-VOTES
             ---------   ------------- ----------- ----------------
             53,012,557    1,831,421    2,963,450         0

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA CAPITAL ALLOCATION CONSERVATIVE PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved a proposed amendment to the Fund's investment management services agreement changing the Fund's advisory fee structure. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total dollar interest in the Fund as of the record date of the Meeting.

             VOTES FOR   VOTES AGAINST ABSTENTIONS BROKER NON-VOTES
             ---------   ------------- ----------- ----------------
             15,800,927     612,375     1,006,846         0

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA CAPITAL ALLOCATION MODERATE PORTFOLIO
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

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At a Joint Special Meeting of Shareholders held on February 27, 2013 (the
"Meeting"), shareholders of the Fund approved a proposed amendment to the Fund's investment management services agreement changing the Fund's advisory fee structure. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total dollar interest in the Fund as of the record date of the Meeting.

             VOTES FOR   VOTES AGAINST ABSTENTIONS BROKER NON-VOTES
             ---------   ------------- ----------- ----------------
             69,058,870    4,409,453    4,569,862         0

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA PORTFOLIO BUILDER MODERATE AGGRESSIVE FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Capital Allocation Moderate Aggressive (the "Acquiring Fund") in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities. The votes cast for or against as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on dollar interest in the Fund as of the record date for the Meeting.

             VOTES FOR   VOTES AGAINST ABSTENTIONS BROKER NON-VOTES
             ---------   ------------- ----------- ----------------
             53,012,557    1,831,421    2,963,450         0

SHAREHOLDER MEETING RESULTS
(UNAUDITED)

COLUMBIA PORTFOLIO BUILDER MODERATE CONSERVATIVE FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEBRUARY 27, 2013

At a Joint Special Meeting of Shareholders held on February 27, 2013 (the "Meeting"), shareholders of the Fund approved an Agreement and Plan of Reorganization pursuant to which the Fund will transfer its assets to Columbia Capital Allocation Moderate Conservative (the "Acquiring Fund") in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities. The votes cast for or against as well as the number of

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abstentions and broker non-votes as to the proposal are set forth below. A vote is based on dollar interest in the Fund as of the record date for the Meeting.

             VOTES FOR   VOTES AGAINST ABSTENTIONS BROKER NON-VOTES
             ---------   ------------- ----------- ----------------
             27,284,442     663,292     1,425,567         0